                                                      Exhibit No. 99(b)(9)(a)(8)
                              TRANSFER AGENCY AGREEMENT
                                AMENDMENT NUMBER SEVEN

         THIS AGREEMENT is made as of the ____ day of July, 1997 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.," a Maryland corporation (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation" ("PFPC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                                W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund has retained PFPC to provide certain transfer agency services pursuant to a Transfer Agency Agreement dated as of July 12, 1991 and as amended (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the eleven existing Portfolios of the Fund; and

         WHEREAS, the Fund has since organized two new Portfolios, designated "DFA International Value Portfolio IV" and "Emerging Markets Portfolio II" (the "New Portfolios"), and the parties hereto desire that PFPC shall provide the New Portfolios with the same services that PFPC provides to the other Portfolios of the Fund pursuant to the Agreement; and

         WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1.   The Fund has delivered to PFPC copies of:

              (a) Post-Effective Amendment Number 16 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on ___________, 1997 wherein the New Portfolios are described;

              (b) The exhibits to such post-effective amendment including the Articles Supplementary to the Articles of Incorporation and the forms of administration agreements with respect to the New Portfolios;

              (c) Amendment Number Seven dated July __, 1997 of the Administration and Accounting Services Agreement between the parties dated as of July 12, 1991; and

              (d) Amendment Number Eight dated July __, 1997 of the Custodian Agreement between PNC Bank, N.A. and the Fund dated as of July 12, 1991.

              2.   The Agreement hereby is amended effective July __, 1997 by:

              (a) adding the following sentence immediately after the second sentence of Section 1 therein, "As of July __, 1997, the Fund delivered to PFPC a Prospectus dated July __, 1997 wherein two new classes of Fund shares designated the 'DFA International Value Portfolio IV' and 'Emerging Markets Portfolio II' are described and the parties agree that the terms of this Agreement shall apply to the two Portfolios described in such Prospectus."; and

              (b) adding a new sentence immediately following the third sentence of Section 19 as follows: "The foregoing provisions of this Section 19 notwithstanding, this Agreement with respect to DFA International Value Portfolio IV and Emerging Markets Portfolio II may be terminated by either party upon not less than 180 days prior written notice to the other party."

              3. The Fee Schedules of PFPC applicable to the New Portfolios shall be as agreed in writing from time to time.

              4. In all other respects the Agreement shall remain unchanged and in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Seven to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                  DIMENSIONAL INVESTMENT GROUP INC.

                                  By:_______________________________

                                  PFPC INC.

                                  By:________________________________